Exhibit 5.1

October 16, 2020

KBL Merger Corp. IV

30 Park Place, Suite 45E

New York, NY 10007

RE:	KBL Merger Corp. IV
Registration Statement on Form S-1

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (as it may be amended, supplemented or modified from time to time, the “Registration Statement”) and the prospectus contained therein (the “Prospectus”), filed with the U.S. Securities and Exchange Commission by KBL Merger Corp. IV, a Delaware corporation (“Company”), under the Securities Act of 1933, as amended, with respect to up to an aggregate of 9,108,836 shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (“Common Stock”), to be offered for resale by certain stockholders of the Company (the “Selling Stockholders”), of which:

(i)	750,000 shares of Common Stock (such shares of Common Stock, the “Issued Investor Shares”) were issued to certain of the Selling Stockholders pursuant to (x) that certain Securities Purchase Agreement dated as of June 12, 2020 between the Company, the investors identified on the signature pages thereto and Dominion Capital LLC as purchaser agent (the “June SPA”), and (y) that certain Securities Purchase Agreement dated as of September 8, 2020 between the Company and the investors identified on the signature pages thereto (the “September SPA”);

(ii)	2,592,195 shares of Common Stock are issuable to certain of the Selling Stockholders upon the conversion of $4,713,077.39 aggregate principal amount of Senior Secured Convertible 10% Original Issue Discount Promissory Notes that the Company issued to such Selling Stockholders pursuant to the June SPA and the September SPA, respectively, plus accrued and unpaid interest thereon, based upon a floor conversion price of $2.00 per share (such notes, the “Investor Notes”; and such shares of Common Stock, the “Investor Note Shares”);

(iii)	198,751 shares of Common Stock are issuable to KBL IV Sponsor LLC (the “Sponsor”) upon the conversion of the Convertible Promissory Note in the aggregate principal amount of $795,003 that the Company issued to the Sponsor in September 2020 (such note, the “Convertible Sponsor Note”; and such shares of Common Stock, the “Convertible Sponsor Note Shares”);

(iv)	1,388,890 shares of Common Stock (such shares of Common Stock, the “Underlying Series A Shares”) are issuable to a Selling Stockholder upon the conversion of $3,666,666.67 of shares of the Series A Convertible Preferred Stock of the Company that may be issued to such Selling Stockholder pursuant to the June SPA, plus all accrued and unpaid dividends thereon, based on a conversion price (after giving effect to certain potential anti-dilution adjustments) of $2.64 per share (such shares of preferred stock, the “Series A Shares”);

(v)	1,968,750 shares of Common Stock were issued by the Company to the Sponsor as founder shares in September 2016 (such shares of Common Stock, the “Founder Shares”);

(vi)	502,500 shares of Common Stock are included in the units that were issued to the Sponsor and to the underwriters of the Company’s June 2017 initial public offering (the “IPO”) in a private placement that closed in connection with the IPO (such shares of Common Stock, the “Private Placement Shares”);

(vii)	50,250 shares of Common Stock are issuable to the Sponsor and to the underwriters of the IPO upon the conversion of 502,500 rights to receive one-tenth (1/10th) of one share of Common Stock (the “Private Placement Rights”) upon the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of July 25, 2019, by and among the Company, KBL Merger Sub, Inc., 180 Life Sciences Corp., Katexco Pharmaceuticals Corp., CannBioRex Pharmaceuticals Corp., 180 Therapeutics L.P., and Lawrence Pemble, in his capacity as stockholder representative (such agreement, the “Business Combination Agreement”, and such transactions, the “Business Combination”), which rights were included in the units that the Company issued to the Sponsor and to the underwriters of the IPO in connection with the private placement that closed in connection with the IPO (such shares of Common Stock, the “Rights Shares”);

(viii)	251,250 shares of Common Stock (such shares of Common Stock, the “Warrant Shares”) are issuable to the Sponsor and to the underwriters of the IPO upon the exercise of warrants to purchase shares of Common Stock that were included in the units that the Company issued to the Sponsor and to the underwriters of the IPO in connection with the private placement that closed in connection with the IPO (the “Private Placement Warrants”);

(ix)	500,000 shares of Common Stock (such shares of Common Stock, the “Tyche New Issuance Shares”) are issuable to Tyche Capital LLC pursuant to that certain Resignation Agreement dated as of June 12, 2020 by and among the Company, Tyche Capital LLC and Marlene Krauss, M.D. (the “Resignation Agreement”); and

(x)	906,250 shares of Common Stock, which were originally issued by the Company to the Sponsor as founder shares in September 2016 and are currently being held in escrow for the benefit of Tyche Capital LLC, are to be released from escrow to Tyche Capital LLC upon the closing of the Business Combination (such shares of Common Stock, the “Escrowed Tyche Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including, without limitation, the Registration Statement, the Prospectus, the Certificate of Incorporation and By-Laws of the Company (each as amended and restated to date), certain resolutions of the Company’s directors relating to the Registration Statement and the issuance of the Shares, the June SPA, the September SPA, the Investor Notes, the Convertible Sponsor Note, the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company that the Company filed with the Secretary of State of the State of Delaware on June 29, 2020 (the “Certificate of Designation”), the Business Combination Agreement, the instruments evidencing the Private Placement Rights, the instruments evidencing the Private Placement Warrants and the Resignation Agreement. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent that we have deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, it is our opinion that:

(i)	the Issued Investor Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(ii)	the Investor Note Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Investor Notes, including, without limitation, the payment of the conversion price required thereunder, if any, will be validly issued, fully paid and non-assessable;

(iii)	the Convertible Sponsor Note Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Convertible Sponsor Note, including, without limitation, the payment of the conversion price required thereunder, if any, will be validly issued, fully paid and non-assessable;

(iv)	the Underlying Series A Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Certificate of Designation, including, without limitation, the payment of the conversion price required thereunder, if any, will be validly issued, fully paid and non-assessable;

(v)	the Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(vi)	the Private Placement Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(vii)	the Rights Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Private Placement Rights, will be validly issued, fully paid and non-assessable;

(viii)	the Warrant Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Private Placement Warrants, including, without limitation, the payment of the exercise price required thereunder, will be validly issued, fully paid and non-assessable;

(ix)	the Tyche New Issuance Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Resignation Agreement, will be validly issued, fully paid and non-assessable; and

(x)	the Escrowed Tyche Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We are admitted to the Bar in the State of New York and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion with respect to any state securities or blue sky laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP

PRYOR CASHMAN LLP